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                                                                Exhibit 23
                CONSENT OF INDEPENDENT AUDITORS

To the Participants and Plan Administrator of
The Thrift-Incentive Plan of
The Chase Manhattan Bank, N.A.


We consent to incorporation by reference of our report dated June 3, 1994 relating to the statements of net assets available for plan benefits of The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A. as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 1993 Annual Report on Form 11-K of the Thrift-Incentive Plan of Chase Manhattan Bank, N.A., in the Registration Statement on Form S-8 (No. 33-28024) of The Chase Manhattan Corporation. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus constituting part of such Registration Statement.




					/s/ KPMG Peat Marwick
                                        KPMG Peat Marwick

June 16, 1994
New York, New York